THIS INSTRUMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES TO WHICH THIS INSTRUMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

USD $10,106,025.00	February 6, 2013

ARKANOVA ACQUISITION CORPORATION

AMENDED & RESTATED SECURED PROMISSORY NOTE

     FOR VALUE RECEIVED, Arkanova Acquisition Corporation, a corporation organized and existing under the laws of the State of Nevada (the “Company”), promises to pay to Aton Select Funds Limited, the registered holder hereof (the “Holder”), the principal sum of US$10,106,025.00 on the Maturity Date (as defined below) and to pay interest on the principal sum outstanding from time to time in arrears at the rate of six percent (6.0%) per annum (computed on the basis of the actual number of days elapsed and a year of 365 days), accruing from the date of initial issuance of this amended & restated secured promissory note (the “Note”), until payment in full of the principal sum has been made or duly provided for (whether before or after the Maturity Date). This Note is being issued by the Company in exchange for the loan by the Holder to the Company of an additional US$1,500,000.00 plus the cancellation of that certain amended and restated secured promissory note from the Company to Investor dated July 1, 2012, with a currently outstanding amount of US$8,606,025.00.

     This Note is also being issued pursuant to the terms of an amended & restated note purchase agreement of even date herewith (the “NPA”), to which the Company and the Holder (or the Holder’s predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the NPA.

     This Note is subject to the following additional provisions:

     1. Maturity Date. The term “Maturity Date” means March 31, 2014.

     2. Security. The payment when due of this Note is secured by a pledge of all of the membership interests in the Company’s wholly owned subsidiary, Provident Energy of Montana, LLC, a Montana limited liability company, in accordance with the terms and conditions of an amended & restated pledge agreement of even date herewith.

     3. Manner of Payments of Principal. All payments of principal on this Note shall be made “in cash” in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). For purposes of this Note, the phrase “date of payment” means the date good funds are received in the account designated by the notice which is then currently effective.

     4. Payment of Interest. Interest on this Note shall be paid within ten (10) Business Days following the Maturity Date in shares of common stock of Arkanova Energy Corporation, the publicly traded parent corporation of the Company (“AEC”). The number of shares of common stock of AEC payable as interest on the Note shall be determined by dividing US$606,361.50 by the average stock price for AEC’s common stock over the fifteen (15) Business Day period immediately preceding the Maturity Date.

     5. Prepayment Provisions. This Note may be prepaid in whole or in part at any time prior to the Maturity Date, without penalty, so long as all accrued interest is paid in shares of common stock AEC as determined in Section 4 above with the date of payment being substituted for the Maturity Date in making the calculation of the number of shares to be delivered to the Holder by the Company.

     6. Default. The Company shall be in default hereunder if payment is not made by the end of the Holder’s close of business on the tenth (10th) Business Day following the Maturity Date.

     7. No Impairment; Direct Obligation. Subject to the terms of the NPA, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, as herein prescribed. This Note is a direct obligation of the Company.

     8. Limited Recourse. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     9. Restrictions on Resale. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state blue sky or foreign laws or similar laws relating to the sale of securities.

     10. Notices. Any notice given by any party to the other with respect to this Note shall be given in the manner contemplated by the NPA in the Section entitled “Notices.”

     11. Applicable Laws. This Note shall be governed by and construed in accordance with the laws of the State of Texas. Each of the parties consents to the exclusive jurisdiction of the Courts of the State of Texas in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Note.

     12. Jury Trial Waiver. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Note.

     13. Events of Default. Each of he following shall constitute an “Event of Default”:

     (a) Default in Payment. The Company shall default in the payment of principal or interest on this Note or any other amount due; or

     (b) Breach of Representation or Warranty. Any of the representations or warranties made by the Company herein, in the NPA or any of the other Transaction Documents shall be false or misleading in any material respect at the time made; or

     (c) Change of Management. The occurrence of any event which results in the current executive officers of the Company no longer serving in their respective current capacities with the Company; or

     (d) Assignment for Creditors. The Company shall (i) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (ii) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

     (e) Appointment of Trustee. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent; or

     (f) Court Control. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

     (g) Bankruptcy Proceedings. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company.

     If an Event of Default shall have occurred, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder’s sole discretion, the Holder may consider this Note immediately due and payable (and the Maturity Date shall be accelerated accordingly), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and interest shall accrue on the total amount due (the “Default Amount”) on the date of the Event of Default (the “Default Date”) at the rate of 12% per annum or the maximum rate allowed by law, whichever is lower, from the Default Date until the date payment is made, and the Holder may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.

     14. Covenants of the Company. The Company covenants and agrees that, so long as any principal of, or interest on, this Note shall remain unpaid, unless the Holder shall otherwise consent in writing, it will comply with the following terms:

     (a) Reporting Requirements. The Company will furnish to the Holder or make publicly available:

     (i) as soon as possible, and in any event within ten (10) days after obtaining knowledge of the occurrence of (A) an Event of Default, (B) an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or (C) a material adverse change in the condition or operations, financial or otherwise, of the Company, taken as whole, the written statement of the Chief Executive Officer or the Chief Financial Officer of the Company, setting forth the details of such Event of Default, event or material adverse change; and

     (ii) promptly after the commencement thereof, notice of each action, suit or proceeding before any court or other governmental authority or other regulatory body or any arbitrator as to which there is a reasonable possibility of a determination that would (A) materially impact the ability of the Company to conduct its business, (B) materially and adversely affect the business, operations or financial condition of the Company, or (C) impair the validity or enforceability of the Note or the ability of the Company to perform their obligations under the Note.

     (b) Compliance with Laws. The Company will comply, in all material respects with all applicable laws, rules, regulations and orders, except to the extent that noncompliance would not have a Material Adverse Effect upon the business, operations or financial condition of the Company taken as a whole.

     (c) Preservation of Existence. The Company will maintain and preserve its existence.

     (d) Maintenance of Properties. The Company will maintain and preserve all of its material properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, at all times with the provisions of all material leases (including oil and gas leases) to which it is a party as lessee or under which it occupies property, so as to prevent any material forfeiture or material loss thereof thereunder.

     (e) Maintenance of Insurance. The Company will maintain, with responsible and reputable insurers, insurance with respect to its properties and business, in such amounts and covering such risks, as is carried generally in accordance with sound business practice by companies in similar businesses in the same localities in which the Company is situated.

     (f) Keeping of Records and Books of Account. The Company will keep adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles, reflecting all of its financial and other business transactions.

     15. Qualification. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.

Signature

     To evidence the binding effect of the foregoing provisions, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of, but not necessarily on, the date first above written.

ARKANOVA ACQUISITION CORPORATION

By:	“Pierre Mulacek”
Pierre Mulacek, President